EVERWIN LAWYER 法制盛邦

法律意见书

敬启者：美国证券交易所 A 板 (Market Exhibit A)

中华人民共和国执业律师**伊憬**，执业证号 14401199810165894（详见附件⑦），受 Sino Agro Food,Inc.委托，依照中华人民共和国法律对外商投资企业的管理规定，审查了其旗下的相关企业及其企业架构，并提出法律意见。

一、受本律师审查企业架构的企业包括：

1、 广州市一力那威贸易有限公司 （详见附件①）；
2、 江门市恒生态农业有限公司 （详见附件②）；
3、 江门市恒美牧业发展有限公司 （详见附件③）；
4、 青海三江一力农业有限公司 （详见附件④）；
5、 江门市一力渔业发展有限公司 （详见附件⑤）；
6、 湖南盛华一力农业有限公司 （详见附件⑥）。

二、本律师对以上企业发表法律意见如下：

1、上述企业是在中华人民共和国依法注册的外商投资企业，其各种权益均受到中华人民共和国法律保护；

2、上述公司的企业架构，充分符合中华人民共和国法律及政府对外商投资企业适当管理的要求。截止到目前为止，中国政府依法对上述企业的架构、运作模式进行了监督管理，上述企业无任何违反中国外商投资企业管理规定的情况。

此致

中华人民共和国执业律师 伊憬

签字盖章

2013 年 10 月 11 日

广东法制盛邦律师事务所

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Attorney Opinion Letter

(Translation from Chinese)

(Exhibit A) :

I, Mr. Yi Jing, a practicing attorney of law of the People's Republic of China (Certificate Number: 14401199810165894, See Annex 7), confirm that I am engaged by Sino Agro Food, Inc. (SIAF) to review the corporate structure is sufficient to satisfy the applicable People’s Republic of China’s regulatory requirements for foreign-owned company.

In accordance with this review for Sino Agro Food, Inc., I confirm that the equity holdings of SIAF in the investee companies listed below are properly registered in accordance with the laws of the People's Republic of China as a foreign owned company:

1.  Guangzhou City A Power Nawei Trading Co. Ltd (See annex 1)

2.  Jiangmen City Heng Sheng Tai Agriculture Development Co. Ltd (See annex 2)

3.  Jiangmen City Hang Mei Cattle Farm Development Co. Ltd (See annex 3)

4.  Qinghai Sanjiang A Power Agriculture Co. Ltd (See annex 4)

5.  Jiangmen City A Power Fishery Development Co. Ltd (See annex 5)

6.  Hunan Shenghua A Power Agriculture Co. Ltd (See annex 6)

1.  The legitimate rights and interests of the enterprises are lawful registered The above enterprises are duly registered wholly foreign-owned enterprises in china and their interests and rights are protected by PRC laws. are subject to the laws of People's Republic of China legal system.

2.  The structures of the above enterprises is sufficient to satisfy the applicable PRC regulatory requirements of People’s Republic of China. The governance and management of enterprise is proper and in accordance with foreign investment requirements. The company's enterprise structure and the mode of operation, supervision and management comply with the law and regulatory requirements of China. The Company has not violated any management provisions of the enterprises in accordance with foreign investment requirements of China.

Legal Opinion Issued by Lawyer of The People’s Republic of China

(Signature of Lawyer)
July 31, Wednesday, 2013

附件7

本证为持证人依法获准律师执业的有效证件。持证人执业应当出示本证，请司法机关和有关单位、个人予以协助。

中华人民共和国司法部

中华人民共和国

律师执业证

Lawyer's License
People's Republic of China

中华人民共和国司法部监制

执业机构 广东法制盛邦律师事务所

执业证类别 专职律师

执业证号 14401199810165894

法律职业资格或律师资格证号 559765110163

发证机关 广东省司法厅

广东省司法厅 律师执业证 专用

发证日期 2010 年 月 日

持证人 伊憬

性别 男

身份证号 110108196511220013